Exhibit 99.1

Allscripts Contacts: Dan Michelson Chief Marketing Officer 312-506-1217 dan.michelson@allscripts.com	Bill Davis Chief Financial Officer 312-506-1211 bill.davis@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Record Results

Software and Related Services Revenue Increases 190% Over Prior Year

CHICAGO, IL – August 1, 2006 – Allscripts (Nasdaq: MDRX), the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced its results for the three and six months ended June 30, 2006.

Total revenue for the three months ended June 30, 2006 was $60.0 million, compared to $29.5 million for the same period last year. Revenue from software and related services for the three months ended June 30, 2006 was a record $46.7 million, compared to $16.1 million for the same period last year, increasing by approximately 190%. Revenue from software and related services reflects the first full quarter of integration with A4 Health Systems.

Gross margin percentage was approximately 52% for the second quarter of 2006, compared to 47% during the second quarter of 2005.

Net income for the three months ended June 30, 2006 was $2.8 million, or $0.05 per diluted share, compared to net income of $2.0 million, or $0.05 per diluted share, for the same period last year. Cash earnings for the three months ended June 30, 2006 was $9.8 million, or $0.18 per diluted share, compared to cash earnings of $3.6 million, or $0.08 per diluted share, for the same period last year. Cash earnings are comprised of net income giving effect to the add-back of income taxes, depreciation and amortization, stock-based compensation and one-time A4 integration costs. Please see “Financial Measures” below for a discussion of cash earnings and cash earnings per share.

As of June 30, 2006 the Company had cash and marketable securities of $65.8 million.

“The second quarter was the strongest in Allscripts history, with record earnings and strong sales growth, confirming that we continue to gain traction in the market by offering the right solutions at the right time,” commented Glen Tullman, Chief Executive Officer of Allscripts. “A4 contributed solid results in the first full quarter since the acquisition, confirming Allscripts as the clear leader across all segments of the ambulatory market, and demonstrating our ability to grow quickly while also investing in the future.”

Total revenue for the six months ended June 30, 2006 was $102.2 million, compared to $55.7 million for the six months ended June 30, 2005. Revenue from software and related services for the six months ended June 30, 2006 was $75.1 million, compared to $30.5 million for the same period last year, increasing by approximately 146%. Total revenue for the six months ended June 30, 2006 includes the results of A4 Health Systems, Inc. from the acquisition date of March 2, 2006 through the end of the second quarter of 2006.

Gross margin percentage was approximately 50% for the six months ended June 30, 2006 compared to 47% for the six months ended June 30, 2005.

Net income for the six months ended June 30, 2006 was $4.2 million, or $0.08 per diluted share, compared to net income of $3.4 million, or $0.08 per diluted share, for the same period last year. Cash earnings for the six months ended June 30, 2006 was $16.2 million, or $0.31 per diluted share, compared to cash earnings of $6.5 million, or $0.15 per diluted share, for the same period last year.

Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In addition, the Company reports on non-GAAP financial measures, such as cash earnings and cash earnings per share. Management believes that these non-GAAP measures, when viewed in addition to the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. Reconciliations to comparable GAAP measures are included as part of this release.

Conference Call

Allscripts will conduct a conference call on Tuesday, August 1, 2006 at 4:30 PM eastern time. The conference call can be accessed by dialing 1-888-644-5594, or via the Internet at www.allscripts.com. A recording of the conference call will be available for review for a period of two weeks at www.allscripts.com or by calling 1-800-642-1687, ID # 3303435.

About Allscripts

Allscripts is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The Company’s business groups provide unique solutions that inform, connect and transform healthcare. The Clinical Solutions Group’s award-winning software applications include electronic health record, practice management, electronic prescribing, document imaging, emergency department and care management solutions. Additionally, Allscripts provides clinical product education and connectivity solutions for physicians and patients through its Physicians Interactive™ Group and medication fulfillment services through its Medication Services Group. To learn more, visit Allscripts at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts’ actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see the Company’s 2005 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

Assets	June 30, 2006	December 31, 2005

Current assets:
Cash and cash equivalents	$32,978	$60,905
Marketable securities	14,212	54,408
Accounts receivable, net	44,610	29,244
Other receivables	150	502
Deferred taxes, net	5,467	—
Inventories	5,124	2,174
Prepaid expenses and other current assets	6,800	5,811

Total current assets	109,341	153,044

Long-term marketable securities	18,626	30,750
Fixed assets, net	12,821	2,753
Software development costs, net	8,176	6,409
Deferred taxes, net	28,305	—
Intangible assets, net	83,641	9,151
Goodwill	182,801	13,760
Other assets	5,356	5,097

Total assets	$449,067	$220,964

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,434	$8,630
Accrued liabilities	22,834	13,791
Deferred revenue	32,967	17,306
Current portion of long-term debt	248	—

Total current liabilities	66,483	39,727

Long-term debt	85,573	82,500
Other liabilities	313	318

Total liabilities	152,369	122,545

Stockholders’ equity	296,698	98,419

Total liabilities and stockholders’ equity	$449,067	$220,964

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Software and related services	$46,745	$16,145	$75,059	$30,455
Prepackaged medications	10,508	11,489	22,018	21,324
Information services	2,761	1,900	5,141	3,950

Total revenue	60,014	29,534	102,218	55,729

Cost of revenue:
Software and related services	18,504	5,231	29,985	10,485
Prepackaged medications	8,716	9,697	18,042	17,420
Information services	1,522	725	2,794	1,776

Total cost of revenue	28,742	15,653	50,821	29,681

Gross profit	31,272	13,881	51,397	26,048

Operating expenses:
Selling, general and administrative expenses	22,706	11,458	39,107	21,815
Stock-based compensation expense	416	—	823	—
Amortization of intangibles	3,281	436	4,651	872

Income from operations	4,869	1,987	6,816	3,361

Interest expense	(940)	(881)	(1,835)	(1,758)
Interest income	639	957	1,838	1,834
Other expense, net	(8)	(30)	(126)	(70)

Income before income taxes	4,560	2,033	6,693	3,367

Income taxes	1,733	—	2,543	—

Net income	$2,827	$2,033	$4,150	$3,367

Net income per share—basic	$0.05	$0.05	$0.09	$0.09

Net income per share—diluted	$0.05	$0.05	$0.08	$0.08

Weighted average shares of common stock outstanding
used in computing basic net income per share	52,202	39,824	48,573	39,451

Weighted average shares of common stock outstanding
used in computing diluted net income per share	55,282	43,144	51,665	42,585

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Measure of Cash Earnings and Cash Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income, as reported	$2,827	$2,033	$4,150	$3,367
Add back:

Income taxes	1,733	—	2,543	—
Depreciation and amortization	4,803	1,556	7,537	3,125
Stock-based compensation	416	—	823	—
Realized losses on marketable securities (Note 1)	—	—	118	—
A4 Health Systems integration costs	—	—	1,021	—

Cash earnings	$9,779	$3,589	$16,192	$6,492

Cash earnings per share—basic	$0.19	$0.09	$0.33	$0.16

Cash earnings per share—diluted	$0.18	$0.08	$0.31	$0.15

Weighted average shares of common stock outstanding used in computing basic cash earnings per share	52,202	39,824	48,573	39,451

Weighted average shares of common stock outstanding used in computing diluted cash earnings per share	55,282	43,144	51,665	42,585

Note 1 — Realized losses incurred as a result of the early maturity of marketable securities due to cash requirements related to the acquisition of A4 Health Systems, Inc.